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                                                                      Exhibit 16





                   [Clark, Schaefer, Hackett & Co. Letterhead]




February 10, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:      Western Ohio Financial Corporation
         file number 0-24120


To whom it may concern:

We have read the statements of Western Ohio Financial Corporation contained in form 8-K dated January 29, 1998, a copy of which is attached, and agree with such statements.

Very truly yours,


/s/ Clark, Schaefer, Hackett & Co.

CLARK, SCHAEFER, HACKETT & CO.

Enclosure